SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 21 2016, between Rhino Resource Partners, L.P., a Delaware limited partnership (the “Company”), and Royal Energy Resources, Inc., a Delaware corporation (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

1.	Purchase of Securities. Subject and pursuant to the terms and condition set forth in this Agreement, the Purchaser hereby subscribes for, and at the Closing described in Section 3 herein, will purchase from the Company, 60,000,000 Common Units of the Company (the “Units” and each a “Unit”) at a price of $0.15 per Unit, and for the aggregate purchase price of $9,000,000.00 (the “Purchase Price”).

2.	Purchase Price and Payment. The Purchaser hereby agrees to purchase the Units for the Purchase Price. At the Closing, the Purchaser shall pay the Purchase Price as follows:

a.	$2,000,000.00 by wire transfer to the Company on the Closing Date;

b.	$7,000,000 by execution of a promissory note payable to the Company in the form attached hereto as Exhibit “A” (the “Purchase Note”), and a pledge agreement in the form attached hereto as Exhibit “B.”

3.	Closing. The Closing will occur no later than 4:00 p.m. (Eastern Daylight Time) on March 22, 2016 (the “Closing Date”), unless otherwise agreed by the parties hereto. At the Closing, and subject to the conditions set forth in Section 14 of this Agreement, (a) the Purchaser will pay the portion of the payable in cash (less deduction permitted by Section 4 of this Agreement) by wire transfer to the Company, (b) the Purchaser will execute and deliver the Purchase Note to the Company; and (c) the Company will instruct its transfer agent to issue and deliver certificates representing the Units to the Purchaser by overnight courier.

4.	Reimbursement of Purchaser Expenses. The Company shall reimburse the Purchaser for $5,000 in legal fees incurred by the Purchaser (which the Purchaser may deduct and withhold from the Purchase Price).

5.	Rescission Rights of Company. In the event the disinterested members of the board of directors of the general partner (the “Board of Directors”) of the Company conclude that the Company does not need the capital that will be provided by the installment of the Purchase Note that is due on September 30, 2016 prior to the Purchaser’s payment thereof, the Company shall have the option to rescind the purchase of 13,333,333 Common Units owned by the Purchaser by written notice thereto, in which event the installment of the Purchase Note due on such date (i.e., $2,000,000) shall not be payable. In the event the disinterested members of the Board of Directors of the Company conclude that the Company does not need the capital that will be provided by the installment of the Purchase Note that is due on December 31, 2016 prior to the Purchaser’s payment thereof, the Company shall have the option to rescind the purchase of 13,333,333 Common Units owned by the Purchaser by written notice thereto, in which event the installment of the Purchase Note due on such date (i.e., $2,000,000) shall not be payable. The rescission rights granted to the Purchaser in the preceding two sentences are hereinafter referred to as the “Rescission Rights.” The Purchaser will provide the Company with at least ten (10) days prior notice in the event the Purchaser intends to prepay the September 30, 2016 and December 31, 2016 installments of the Purchase Note prior to the due date thereof. In the event the Company exercises its Rescission Rights as to any installment of the Purchase Note, the Purchaser shall surrender for cancellation certificates for the appropriate number of Common Units, and execute such documents that the Company may reasonably request to effectuate the cancellation of the appropriate number of Common Units.

6.	Repurchase Rights of Company. In the event the Company fails to exercise its Rescission Rights as to the installment of the Purchase Note due on September 30, 2016, the Company will have the option to purchase 13,333,333 Common Units owned by the Purchaser for $0.30 per Common Unit. In the event the Company fails to exercise its Rescission Rights as to the installment of the Purchase Note due on December 31, 2016, the Company will have the option to purchase 13,333,333 Common Units owned by the Purchaser for $0.30 per Common Unit. The repurchase rights granted to the Company in the preceding two sentences are hereinafter referred to as the “Rescission Options.” The Repurchase Options shall terminate on December 31, 2017, and may only be exercisable in full as to each installment of the Purchase Note and not in part. The Repurchase Option price shall be payable first by cancellation of any portion of the Purchase Note which remains unpaid, with any remaining Repurchase Option price being payable in cash at the time the Repurchase Option is exercised. The Repurchase Options shall be exercised by written notice to the Purchaser accompanied by payment of the cash portion of the Repurchase Option price by wire transfer to the account of the Purchaser. In the event the Company exercises either of the Repurchase Options, the Purchaser shall surrender for cancellation certificates for the appropriate number of Common Units, and execute such documents that the Company may reasonably request to effectuate the cancellation of the appropriate number of Common Units.

7.	Adjustment of Common Unit Amounts. If the Company shall at any time after the date of this Agreement subdivide its outstanding Common Units, by split-up or otherwise, or combine its outstanding Common Units, or issue additional Common Units in payment of a dividend in respect of its Common Units, the number of Common Units subject to the Rescission Rights and the Repurchase Option shall forthwith be proportionately increased in the case of a subdivision or Common Unit dividend, or proportionately decreased in the case of a combination, and the Repurchase Option price then applicable to Common Units shall forthwith be proportionately decreased in the case of a subdivision or Common Unit dividend, or proportionately increased in the case of combination.

8.	Rescission Rights of Purchaser. In the event the conditions set forth in Section 16 of this Agreement are not satisfied as of the date each installment is due on the Purchase Note, the Purchaser shall have the right and option, but not the obligation, to cancel the remaining unpaid balance of the Purchase Note, which right must be exercised in writing to the Company within thirty (30) days of the date the installment was first due. In the event the Purchaser cancels any part of the Purchase Note pursuant to this Section, the Purchaser shall surrender for cancellation that number of certificates for Common Units equal to the principal balance of the Purchase Note that is cancelled divided by $0.15.

9.	Registration Rights. At Closing, the Company and the Purchaser will enter into the Registration Rights Agreement in the form attached as Exhibit “C” to this Agreement.

10.	Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company, acknowledging that the Company will be relying upon such representations and warranties in entering into this Agreement as follows:

2

(a)	the Company is a Delaware corporation, and is validly subsisting and in good standing with respect to the filing of annual returns under the laws of the jurisdiction in which it is incorporated and has all the requisite corporate power and capacity to carry on its business as now conducted and as presently proposed to be conducted by it and to own its assets;

(b)	the Purchaser has all requisite power and capacity and good and sufficient right and authority to enter into, deliver and carry out its obligations under this Agreement and to complete the transactions contemplated under this Agreement on the terms and conditions set forth herein;

(c)	this Agreement has been authorized, executed and delivered by the Purchaser and constitutes a valid and legally binding obligation of the Purchaser enforceable against the Purchaser in accordance with their respective terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles);

(d)	it is acquiring the Units for its own account and not on behalf of any other person for investment purposes only and not with a view to any resale, distribution or other disposition of the Units in violation of the United States federal and state securities laws;

(e)	it is an “accredited investor,” as that term is defined in Rule 501(a), because the Purchaser is a corporation not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000;

(f)	it is solely responsible for obtaining such tax and legal advice as it considers appropriate in connection with the execution, delivery and performance by it of this Agreement and the transactions contemplated hereunder (including the resale and transfer restrictions referred to in this Agreement);

(g)	except as otherwise provided herein, none of the Units have been or will be registered under the United States Securities Act of 1933, as amended (the “1933 Act”) or the securities laws of any state, and will be subject to restrictions on resale pursuant to Rule 144 under the 1933 Act and may not be sold, transferred or traded except in compliance with Rule 144, or in compliance with another exemption from the registration requirements under the 1933 Act, or if the Units are registered under the 1933 Act for resale; and

(h)	upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. state laws, the certificates representing the Units and all securities issued in exchange therefore or in substitution thereof, will bear a legend in substantially the following form:

THIS SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

3

(i)	in addition to the restrictive legend described in Section 10(h), 46,666,667 of the Common Units shall be subject to a restrictive legend indicating that the Common Units are subject to a lien in favour of the Company to secure the Purchase Note, and 26,666,666 Common Units shall be subject to a restrictive legend indicating that such Common Units are subject to the Rescission Right and the Repurchase Right; provided, that the Company will cooperate with the Purchaser in obtaining reissuance of the Common Units without either of the restrictive legends required by this Section 10(i) to the extent the circumstances requiring such restrictive legend no longer exist;

(j)	the Purchaser has had the opportunity to review the SEC Documents (as hereinafter defined), and has had the opportunity to ask questions of and receive answers from the Company regarding the investment, and has received all the information regarding the Company that it has requested;

(k)	has not received any written or oral representations:

(i)	that any person will resell or repurchase the Units;

(ii)	that any person will refund the purchase price of the Units;

(iii)	as to the future price or value of the Units; or

(iv)	that the Units will be listed and posted for trading on a stock exchange or that application has been made to list and post the Units for trading on a stock exchange;

(l)	is capable of assessing and evaluating the risks and merits of an investment in the Units as a result of the Purchaser’s financial, investment or business experience or as a result of advice received from a registered person other than the Company or an affiliate thereof, and the Purchaser is able to bear the economic loss of its investment;

(m)	to its knowledge, the Purchaser has not purchased the Units as a result of any form of general solicitation or general advertising as these terms are defined in Rule 502(c) of Regulation D under the 1933 Act. The solicitation of an offer to purchase the Units was directly communicated to the Purchaser. At no time was the Purchaser presented with or solicited by or through any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement or any other form of general advertising in connection with such communicated offer;

(n)	acknowledges that (i) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Units; (ii) there is no government or other insurance covering the Units; (iii) there are risks associated with the purchase of the Units; (iv) and there are restrictions on the Purchaser’s (or beneficial purchaser’s, if applicable) ability to re-sell the Units and it is the responsibility of the Purchaser to comply with those restrictions before selling or trading the Units;

4

(o)	the Purchaser understands and agrees that the Company prohibits the investment of funds by any persons or entities that are acting, directly or indirectly, (i) in contravention of any U.S. or international laws and regulations, including anti-money laundering regulations or conventions, (ii) on behalf of terrorists or terrorist organizations, including those persons or entities that are included on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Treasury Department’s Office of Foreign Assets Control[1] (“OFAC”), as such list may be amended from time to time, (iii) for a senior foreign political figure, any member of a senior foreign political figure’s immediate family or any close associate of a senior foreign political figure[2], unless the Company, after being specifically notified by the Purchaser in writing that it is such a person, conducts further due diligence, and determine that such investment shall be permitted, or (iv) for a foreign shell bank[3] (such persons or entities in (i) – (iv) are collectively referred to as “Prohibited Persons”).

11.	Reliance Upon Representations, Warranties, and Covenants. The Purchaser acknowledges that the foregoing representations and warranties are made by it with the intent that they may be relied upon by the Company and its counsel in determining its eligibility to purchase the Units under the relevant securities laws. The Company and its counsel shall be entitled to rely on the representations and warranties of the Purchaser contained hereto and the Purchaser shall indemnify and hold harmless the Company and its counsel for any direct losses, claims, costs, expenses, damages or liabilities they may suffer or incur which are caused by or arise from, directly or indirectly, their reliance thereon.

12.	Representations, Warranties and Agreements of the Company. As of the date of this Agreement, and as of the date each installment of the Purchase Note is due, the Company represents, warrants, and covenants to the Purchaser, and agrees with the Purchaser, that:

(a)	each of the Company and its subsidiaries (collectively, the “Subsidiaries” and individually, a “Subsidiary”), if any, has been duly incorporated, continued or amalgamated and is validly subsisting and in good standing with respect to the filing of annual returns under the laws of the jurisdictions in which it is incorporated, continued or amalgamated and has all the requisite corporate power and capacity to carry on its business as now conducted and as presently proposed to be conducted by it and to own its assets;

1        The OFAC list may be accessed on the web at http://www.treas.gov/ofac.

2        Senior foreign political figure means a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a senior foreign political figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure. The immediate family of a senior foreign political figure typically includes the political figure’s parents, siblings, spouse, children and in-laws. A close associate of a senior foreign political figure is a person who is widely and publicly known internationally to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

3        Foreign shell bank means a foreign bank without a physical presence in any country, but does not include a regulated affiliate. A post office box or electronic address would not be considered a physical presence. A regulated affiliate means a foreign shell bank that: (1) is an affiliate of a depository institution, credit union, or foreign bank that maintains a physical presence in the United States or a foreign country, as applicable; and (2) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or foreign bank.

5

(b)	the Company has all requis ite power and capacity and good and sufficient right and authority to enter into, deliver and carry out its obligations under this Agreement and to complete the transactions contemplated under this Agreement on the terms and conditions set forth herein;

(c)	this Agreement has been authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with their respective terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles);

(d)	The Units have been duly authorized and, when issued upon payment thereof in accordance with this Agreement, will have been validly issued, fully paid and non-assessable. The partners in the Company have no preemptive or similar rights with respect to the Units;

(e)	Immediately prior to the Closing, the authorized capitalization of the Company is as disclosed in the Company’s Form 10-Q for the nine months ended September 30, 2015, except as disclosed in SEC Documents filed subsequent to such Form 10-Q. Other than as disclosed in the SEC Documents, (x) no Common Units or Subordinated Units of the Company are subject to rights of first refusal, preemptive rights, right of participation or any other similar rights or any liens suffered or permitted by the Company, (y) the issuance and sale of the Units will not obligate the Company to issue Common Units or Subordinated Units or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities, (z) all of the outstanding Common and Subordinated Units of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities;

(f)	The Company’s Common Units are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Units under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration;

(g)	During the two (2) years prior to the date hereof, the Company has timely (including within any additional time periods provided by Rule 12b-25 under the Exchange Act) filed all reports on Form 10-K and Form 10-Q, and to the Company’s knowledge during the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof or prior to the Closing Date, all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein, all amendments thereto and all schedules and exhibits thereto and to any such amendments being hereinafter referred to as the “SEC Documents”). Except as corrected by subsequent amendments thereto, as of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. As of their respective filing dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments);

6

(h)	Except as set forth in the SEC Documents, since September 30, 2015, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries;

(i)	The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Limited Partnership of the Company, in effect on the date hereof (the “Partnership Certificate”), the Company’s Third Amended and Restated Limited Partnership Agreement dated December 30, 2015 (the “LPA”), any memorandum of association, certificate of incorporation, articles of association, bylaws, certificate of formation, certificate of designation or other constituent documents of the Company or any of its Subsidiaries, (ii) conflict with, or constitute an event of default or a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their properties or assets are bound, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected. No further approval or authorization of any limited or general partner or others is required for the issuance and sale of the Units;

(j)	The Company is not obligated to pay any brokerage or finder’s fees or commissions to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

13.	Reliance Upon Representations, Warranties, and Covenants. The Company and the Purchaser each acknowledge that the foregoing representations and warranties and covenants made by each to the other were made with the intent that they may be relied upon by the other party.

7

14.	Survival of Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true at the Closing Date as though they were made at the Closing Date and they shall survive the Closing Date and remain in full force and effect thereafter for the benefit of the Company for a period of one year. The representations and warranties of the Company contained in this Agreement shall be true at the Closing Date as though they were made at the Closing Date and they shall survive the Closing Date and remain in full force and effect thereafter for the benefit of the Purchaser for a period of one year.

15.	Conditions Precedent to Closing. The closing of the purchase and sale of the Units shall be subject to the following conditions being satisfied at or prior to the Closing:

a)	receipt by the Company of this Agreement and attached Exhibits, as applicable, all duly completed and executed by the Purchaser;

b)	the Company not being aware of any representation or warranty made by the Purchaser in this Agreement not being true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date);

c)	receipt of such other documents relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request; and

d)	there being no order or decree preventing the Company from issuing the Units.

16.	Conditions Precedent to Each Installment of Purchase Note. The Purchaser’s obligation to pay any installment of the Purchase Note shall be conditioned on the Company providing a certificate of its chief executive officer certifying as follows:

a)	the chief executive officer is not aware of any fact or circumstance that would render any representation, warranty or agreement made by the Company in Section 12 to not be true and correct as of the date of the certification;

b)	the Company’s subsidiary, Rhino Energy, LLC, has entered into an agreement to extend the expiration date of its Credit Agreement with PNC Bank, N.A., as Administrative Agent, and the lenders party to the Credit Agreement (the “Credit Agreement”), to a date no sooner than December 31, 2017; and

c)	the Company is not in default under such Credit Agreement as of the date the installment is due.

17.	Amendment. This Agreement may not be modified, changed, discharged or terminated except by an instrument in writing, signed by the parties against whom any waiver, change, discharge or termination is sought.

18.	Assignability. This Agreement and any right, remedy, obligation or liability arising hereunder or by reason hereof may not be assigned by the Company without the prior written consent of the Purchaser. This Agreement and any right, remedy, obligation or liability arising hereunder or by reason hereof may be assigned by the Purchaser to an investment fund to which the Purchaser contributes the Units.

8

19.	Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, and any dispute will be referred to the courts of State of Delaware unless otherwise agreed in writing between the parties.

20.	Interpretation. The sections and other headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement. Words imparting the neuter gender include the masculine or feminine gender and words in the singular include the plural and vice versa.

21.	Notices. All notices and other communications provided for herein will be in writing and will be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid or by facsimile or other electronic means indicating the date of receipt and the signatures of the parties:

(a)   If to the Company, at the following address:

Rhino Resource Partners, LP

424 Lewis Hargett Circle, Suite 250

Lexington, KY 40503

Facsimile:

Attention: Chief Executive Officer

If to the Purchaser, at the following address:

Royal Energy Resources, Inc.

56 Broad Street, Suite 2

Charleston, SC 29401

Attention: William L. Tuorto

Telephone: (843) 900-7693

Facsimile: (843) 501-1528

Email: Williamtuorto@royalenergy.us

22.	Binding Effect. The provisions of this Agreement will be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, as the case may be.

23.	Notification of Changes. The parties hereby covenant and agree to notify the other party upon the occurrence of any event prior to the Closing which would cause any party’s representations, warranties or covenants contained in this Agreement to be false or incorrect.

24.	Entire Agreement. This Agreement including all schedules hereto constitutes the entire agreement between the Purchaser and the Company with respect to the Units, and there are no other agreements, warranties, representations, conditions or covenants, written or oral, express or implied, in respect of, or which affect, the transaction herein contemplated.

25.	Costs. The Purchaser acknowledges and agrees that except as may otherwise be provided for in this Agreement, all costs and expenses incurred by the Purchaser (including any fees and disbursements of any special counsel retained by the Purchaser) relating to the sale of the Units to the Purchaser will be borne by the Purchaser.

26.	Further Assurances. The Purchaser and Company will execute such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

9

27.	Counterparts and Facsimile. This Agreement may be executed in counterparts or by facsimile or both, each counterpart or facsimile of which will be deemed to be an original, but all of which, taken together, and delivered will constitute one and the same agreement. This Agreement will not be effective as to any party hereto until such time as this Agreement or a counterpart thereof has been executed and delivered, by facsimile or otherwise, by each party hereto.

IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement as of the date first above written.

Rhino Resource Partners, LP

By: Rhino GP, LLC, its general partner

Name:	Joseph Funk
Title:	Chief Executive Officer

Royal Energy Resources, Inc.

Name:	William L. Tuorto
Title:	Chief Executive Officer

10

Exhibit “A”

NOTE

FOR VALUE RECEIVED, Royal Energy Resources, Inc., a Delaware corporation (the “Maker”), promises to pay to the order of Rhino Resource Partners, LP., a Delaware limited partnership (the “Holder”), or any subsequent Holder, the sum of SEVEN MILLION DOLLARS and NO CENTS ($7,000,000.00), without interest. This Note is subject to the following additional provisions:

1. Installment Due Dates. This Note shall be payable in three installments pursuant to the following schedule:

a.	$3,000,000.00 on July 31, 2016;

b.	$2,000,000 on or before September 30, 2016; and

c.	$2,000,000 on or before December 31, 2016.

2. Securities Purchase Agreement. This Note is being issued as part payment by Maker for the purchase of 60,000,000 Common Units of the Holder pursuant to a Securities Purchase Agreement between the Maker and the Holder of even date herewith. The Maker’s obligation to pay each of the installments described in Section 1 is subject to the satisfaction or waiver of the conditions set forth in Section 16 of the Securities Purchase Agreement, which are incorporated herein by reference.

3. Interest on Late Payments. In the event any payment due on this Note is not made by its due date, interest shall accrue on such payment at the rate of 8% per annum, simple interest, from the due date of the payment until the payment is actually received by the Holder.

4. Security Agreement. This Note is given by the Maker as payment for the issuance of 46,666,667 Common Units (the “Common Units”) by the Holder to the Maker, and is secured by a first lien on the Common Units pursuant to a Pledge Agreement dated of even date herewith.

5. Prepayment. The Maker may prepay any amount due on this Note in part or whole without premium or penalty upon thirty days prior written notice to the Holder at any time.

6. Usury Savings Clause. If from any circumstances whatsoever fulfillment of any provision of this Note at the time performance of such provision shall be due shall involve transcending the limit prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note or under any other instrument evidencing or securing the indebtedness evidenced hereby, that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity.

7. Waiver of Certain Rights by Maker. Presentment for payment, demand, protest and notice of demand, notice of dishonor and notice of nonpayment and all other notices are hereby waived by Maker. No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a past due installment, or indulgences granted from time to time shall be construed (1) as a novation of this Note or as a restatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of the Holder thereafter to insist upon strict compliance with the terms of this Note, or (2) to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of the Maker under this Note, either in whole or in part, unless the Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

8. Withholding Rights. The Maker shall be entitled to withhold from all payments of interest on this Note any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

9. Obligation of Maker Only. No recourse shall be had for the payment of the principal of, or the interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, general partner, manager, shareholder, employee, officer or director, as such, past, present or future, of the Maker or any successor entity, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

10. Attorney’s Fees. In the event this Note is collected by or through an attorney or by the order of a court of competent jurisdiction, all cost of collection, including but not limited to court costs and reasonable attorneys’ fees, shall be paid by Maker.

11. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Delaware.

Dated: _______________

ROYAL ENERGY RESOURCES, INC., a Delaware corporation

Witness	By:	William L. Tuorto
Chief Executive Officer

Exhibit “B”

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Pledge Agreement”) is made and entered into this ____ day of March, 2016, by and between ROYAL ENERGY RESOURCES, INC. (the “Borrower”), and RHINO RESOURCE PARTNERS, LP (“Lender”).

R E C I T A L S:

A. On the date of this Pledge Agreement, Borrower has executed a promissory note (the “Note”) in favor of Lender to evidence the terms under which Borrower has agreed to repay a loan of $7,000,000 from the Lender to the Borrower as consideration for the purchase of 46,666,667 Common Units in the Lender (the “Collateral”), and Borrower has agreed to pledge and grant Lender a security interest in the Collateral to secure Borrower’s obligation under the Note.

A G R E E M E N T S:

In consideration of the foregoing Recitals and of the mutual agreements contained herein, the parties agree as follows:

SECTION 1. GRANT OF SECURITY INTEREST; PLEDGE.

1.1 Pledged Collateral. The Borrower hereby grants a security interest to the Lender in, and pledges, assigns and sets over to the Lender, all of the Collateral, together with any certificates representing the same, and all substitutions therefor, proceeds thereof and therefrom, and all cash dividends in respect thereof, as well as all stock or other securities at any time and from time to time receivable or otherwise distributable in respect thereof, exchanged therefor, derived therefrom, substituted therefor, or otherwise issued pursuant to stock split, recapitalization, stock dividend or similar corporate act affecting the Collateral and all distributions, whether cash or otherwise, in the nature of a partial or complete liquidation affecting the Collateral (all of which Collateral, dividends, cash, property, securities, and liquidating distributions are herein called the “Pledged Collateral”).

1.2 Possession of Pledged Collateral. Except as otherwise expressly permitted herein, all of the Pledged Collateral (to the extent it is certificated form) shall be held by the Lender, in its capacity as a first lienholder on the Pledged Collateral, accompanied by proper instruments of assignment duly executed in blank by the Borrower and by such other instruments or documents as the Lender or its counsel may reasonably request sufficient to transfer the title thereto to the Lender or its nominee.

1.3 Obligations Secured. The security interest of the Lender under this Pledge Agreement secures (a) the full and prompt performance of all of the obligations of Borrower under the Note, whether now existing or hereafter arising (including, in each case, interest accruing in respect of any of such obligations after the commencement of any case or proceeding under any federal or state bankruptcy or insolvency law (a “Proceeding” and “Post-Petition Interest”, respectively)); (b) performance by the Borrower of the covenants and agreements set forth herein; (c) all payments made or reasonable expenses incurred by the Lender, including, without limitation, reasonable attorney’s fees and legal expenses incurred by the Lender in the collection or enforcement of the aforementioned obligations; and (d) any renewals, supplements, substitutions, continuations or extensions of any of the foregoing ((a) through (d) described above are referred to as the “Pledge Obligations”).

1.4 Release of Collateral. In the event the Borrower makes the Note installment due on July 31, 2016 in full, the Lender shall release its security interest on 20,000,000 Common Units. In the event the Borrower makes the Note installment due on September 30, 2016 in full, the Lender shall release its security interest on 13,333,333 Common Units.

SECTION 2. VOTING RIGHTS; DIVIDENDS; ETC. So long as no Event of Default (as defined in Section 6 hereof) shall have occurred:

(a)	The Borrower shall have the right, from time to time, for any purpose not inconsistent with this Pledge Agreement, to vote and give proxies and consents in respect of the Collateral and any additional Common Units owned by the Borrower comprising part of the Pledged Collateral and to consent to or ratify action taken at, or waive notice of, any meeting of shareholders or partners with the same force and effect as if such Common Units were not pledged hereunder; and

(b)	The Borrower shall be entitled to retain and use any and all cash dividends paid on the Pledged Collateral in a manner consistent with this Pledge Agreement; provided, however, that any and all liquidating distributions, other distributions in property, return of capital or other distributions made on or in respect of the Pledged Collateral, whether resulting from a subdivision, combination or reclassification of stock of the Company or received in exchange for Pledged Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets or on the liquidation, whether voluntary or involuntary, of the Company, or otherwise, any and all of which shall be and become part of the Pledged Collateral pledged hereunder and, if received by the Borrower, shall forthwith be delivered to the Lender to be held subject to the terms of this Pledge Agreement.

SECTION 3. WARRANTIES AND AGREEMENTS. The Borrower represents and warrants and, where appropriate, covenants as follows:

(a)	The pledge of the Pledged Collateral hereunder will not contravene any agreement binding upon the Borrower;

(b)	The Borrower has good right and legal authority to pledge the Pledged Collateral in the manner hereby done or contemplated and the Borrower will warrant and defend his title thereto and the lien created hereunder against the claims of any persons whomsoever;

(c)	The pledge of the Pledged Collateral hereunder is effective to vest in the Lender the rights of the Lender in the Pledged Collateral as set forth herein;

(d)	The Borrower is the owner of the Pledged Collateral free and clear of all liens of every kind and nature whatsoever; and

(e)	The Borrower shall not sell, assign, transfer or otherwise dispose of, or grant any option in respect of, the Pledged Collateral, nor will the Borrower create, incur or permit to exist any lien in respect of the Pledged Collateral, or any interest therein, or the proceeds thereof, other than the lien provided for in this Pledge Agreement.

SECTION 4. RIGHTS OF LENDER UPON DEFAULT. Upon (i) the occurrence of an Event of Default (hereinafter defined) hereunder and so long as such Event of Default is continuing and (ii) compliance with all applicable requirements of the law, the Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code and, without limiting the generality of the foregoing, shall also have the rights set forth in this Section 4:

4.1 Voting Rights. The Lender shall have the right (but not the obligation) to vote any and all Common Units included in the Pledged Collateral and to give all consents, waivers and ratifications in respect thereof, and in such event and for such purpose, the Borrower hereby irrevocably constitutes and appoints the Lender, as the Borrower’s proxy and attorney-in-fact (which appointment shall be coupled with an interest) with full power of substitution, to do so.

4.2 Sale of Pledged Collateral.

(a)	Upon compliance with any mandatory requirements of law, and upon at least ten (10) days prior written notice to the Borrower (except as provided below) of the time and place of any public sale thereof or of the time after which any private sale or other intended disposition thereof is to be made, the Lender shall have the right to sell, assign and deliver the whole or any part of the Pledged Collateral, at any time or times, within or without Cuyahoga County, Ohio, at public or private sale or at any broker’s board or on any securities exchange, for cash, on credit, or for other property, for immediate or future delivery, and for such price or prices and on such terms as are commercially reasonable and not in violation of any applicable securities law, and in connection therewith the Lender at any sale may bid for or purchase the whole or any part of the Pledged Collateral so offered for sale, free from any right of redemption, stay or appraisal on the part of the Borrower, all of which rights the Borrower hereby waives and releases. The Borrower hereby agrees that the ten (10) day notice of sale provided for in this subsection 4.2(a) is commercially reasonable.

(b)	The Lender shall be authorized at any sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Collateral for their own account in compliance with the Securities Act of 1933, the rules and regulations thereunder, and all applicable state “Blue Sky” laws. the Lender may take all such further acts as it may in its sole good faith discretion deem necessary or advisable for the Lender’s protection or for compliance with any provision of law, even if such act might, whether by limiting the market or by adding to the costs of sale or otherwise, depreciate prices that might otherwise be obtained for the Pledged Collateral being sold or otherwise restrict the net proceeds available from the sale thereof. Upon consummation of any such sale, the Lender shall have the right to assign, transfer, endorse and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Borrower, and the Borrower hereby waives, to the extent permitted by law, all rights of stay or appraisal which the Borrower now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. For purposes of this subsection 4.2(b), an agreement to sell all or any part of the Pledged Collateral shall be treated as a sale of such Pledged Collateral, and the Lender shall be free to carry out the sale of any Pledged Collateral pursuant to any such agreement and the Borrower shall not be entitled to the return of any such Pledged Collateral subject thereto, notwithstanding that after the Lender shall have entered into such an agreement, all Events of Default may have been remedied.

(c)	The proceeds of any sale of Pledged Collateral shall be applied first to the Lender’s costs and expenses of sale and then to the Pledge Obligations then due (in such order as the Lender may determine). The balance of the proceeds of any sale of the Pledged Collateral remaining after payment in full of the costs and expenses of sale and the Pledge Obligations then due shall be held by the Lender as additional security for any Pledge Obligations not then due and payable. The Borrower shall nevertheless remain liable for any deficiency.

4.3 Rights to Accept Pledged Collateral in Full or Partial Satisfaction. The Lender shall have the right to accept the Pledged Collateral in full or partial satisfaction of the Pledge Obligations in accordance with the applicable provisions of the Uniform Commercial Code, provided that nothing contained in this Pledge Agreement shall relieve the Lender of any consent, notice or other obligations of a secured party required in connection with the exercise of such remedies.

4.4 Rights Cumulative. The rights and the remedies provided in this Pledge Agreement are cumulative and in addition to any rights and remedies which the Lender may have under the Note or any collateral agreement entered into in connection therewith, or at law or in equity.

4.5 Rights as to Final Two Installments. Notwithstanding the foregoing, the Lender and the Borrower agree that the Lender’s sole recourse in the event the Borrower defaults on the Note installment due on September 30, 2016, shall be to cancel 13,333,333 Common Units issued to the Borrower, and the Lender’s sole recourse in the event the Borrower defaults on the Note installment due on December 31, 2016, shall be to cancel 13,333,334 Common Units issued to the Borrower. The parties agree that the Lender shall not, in relation to the Note installments due on September 30, 2016 and December 31, 2016, be entitled to (a) seek a judgment against the Borrower which is recoverable from any assets of the Borrower other than the Common Units to be cancelled in relation to the Note installment, and (b) sell such Common Units to any third party or on any market on which the Common Units are trading, except to the extent the Borrower consents in writing in its sole discretion. In the event the Lender exercises its right to cancel Common Units as a result of the Borrower’s default on the Note installments due on September 30, 2016 and/or December 31, 2016, the Borrower agrees that it shall not be entitled (y) to any difference between the market price of the Common Units cancelled and the amount of the Note installment for which the cancellation occurred, or (y) to assert any claim that the Lender failed to act in a commercially reasonably manner in disposing of the Common Units so cancelled.

SECTION 5. WAIVER. The Borrower hereby waives, releases and discharges, to the extent permitted by law, any right which the Borrower has or may have at law, in equity or by statute, to require the Lender to pursue or otherwise avail itself of any rights or remedies which it has or may have against the Borrower or any other person or entity in respect of the payment or performance of the Pledge Obligations or to pursue or exhaust any of its rights or remedies in respect of any other security at any time held by it for the payment or performance of the Pledge Obligations. The obligations of the Borrower hereunder shall remain in full force and effect without regard to, and shall not be released or discharged or in any way affected by (i) the institution of any bankruptcy, insolvency, reorganization, debt arrangement, readjustment, composition, receivership or liquidation proceedings by or against the Borrower or Company; or (ii) any other circumstance which otherwise might constitute a defense to, or a discharge of, the Borrower or the Company with respect to the Pledge Obligations.

SECTION 6. EVENT OF DEFAULT DEFINED. The occurrence of any one or more of the following events shall be an “Event of Default” under this Pledge Agreement:

(a) The Borrower shall be in default of the Borrower’s obligations under the Note.

(b) The Borrower shall fail or omit to observe, perform or satisfy or be in compliance with any term, provision, covenant or agreement in respect of any of the Pledge Obligations.

(c) Any representation or warranty made or furnished to the Lender by the Borrower pursuant hereto shall prove to have been false in any material respect when made or furnished.

(d) The Borrower shall, or shall attempt to, encumber, subject to any further lien, sell, transfer or otherwise dispose of any of the Pledged Collateral or any interest therein, except as may be permitted herein.

(e) All or any part of the Pledged Collateral shall be attached, levied upon or seized in any legal proceedings, or held by virtue of any security interest or distress, and such attachment, levy or seizure shall not be discharged within a period of thirty (30) days, unless (i) the Borrower shall contest such attachment, levy or seizure diligently and in good faith by appropriate proceedings, and the Lender shall reasonably determine that such contest will not endanger the security interest granted herein, and (ii) the Borrower shall provide to the Lender a bond in the full amount of the claim giving rise to such attachment, levy or seizure.

SECTION 7. DISCHARGE OF THE BORROWER. At such time as the Note has been paid and discharged in full, then all rights and interests in such Pledged Collateral as shall not have been sold or otherwise applied by the Lender pursuant to the terms hereof and shall still be held by it shall forthwith be transferred and delivered to the Borrower, and the right, title and interest of the Lender therein shall cease.

SECTION 8. NOTICES. Whenever any notice or other communication (a “Delivery”) is required to be given or delivered under the terms of this Pledge Agreement, it shall be in writing and delivered by hand delivery or Federal Express or registered or certified United States mail, postage prepaid and return receipt requested, and will be deemed to have been given or delivered on the date such notice or other communication is so delivered. Any Delivery to the Borrower shall be addressed to Royal Energy Resources, Inc., 56 Broad Street, Suite 2, Charleston, SC 29401, or to such other address as the Borrower may hereafter designate to the Lender in writing; any Delivery to the Lender shall be addressed to Rhino Resource Partners, LP, 424 Lewis Hargett Circle, Suite 250, Lexington, KY 40503, or to such other address as the Lender may hereafter designate to the Borrower in writing.

SECTION 9. INDEMNITY. The Borrower hereby agrees to indemnify and hold harmless the Lender (to the full extent permitted by law) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever nature, and to reimburse the Lender for all costs and reasonable expenses, including reasonable legal fees and disbursements, growing out of or resulting from any lawful action taken in respect of the Pledged Collateral, this Pledge Agreement or the administration, enforcement or exercise of any right or remedy granted to the Lender hereunder, except for the gross negligence or willful misconduct of the Lender. In no event shall the Lender be liable to the Borrower for any action, matter or thing in connection with this Pledge Agreement other than to account for moneys actually received by it in accordance with the terms hereof.

SECTION 10. FURTHER ASSURANCES. The Borrower further agrees that the Borrower will join with the Lender in executing and that the Borrower shall pay all reasonable expenses of filing or recording such notices, financing statements or other documents or instruments, in form and substance reasonably satisfactory to the Lender and its counsel, as the Lender may deem necessary for the perfection of the security interest of the Lender hereunder. In addition, the Borrower will do such further acts and things and execute and deliver to the Lender such additional conveyances, assignments, agreements and instruments as the Lender may at any time reasonably request in connection with the administration and enforcement of this Pledge Agreement or relative to the Pledged Collateral or any part thereof or in order to assure and confirm unto the Lender its rights, powers and remedies hereunder.

SECTION 11. NO LIABILITY OF LENDER. Nothing in this Pledge Agreement shall be construed as an undertaking by the Lender of any of the liabilities or obligations of the Borrower as a shareholder of the Company, including but not limited to, any obligation to make contributions to the capital of the Company or any obligation to make any other payment to, for or on behalf of the Company. The Lender’s rights and obligations in respect of the Pledged Collateral are those only of a secured party under the Uniform Commercial Code.

SECTION 12. NO WAIVER. No failure on the part of the Lender to exercise, and no delay on its part in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or the further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies at law or in equity.

SECTION 13. GOVERNING LAW; AMENDMENTS. This Pledge Agreement shall in all respects be construed in accordance with and governed by the laws of the State of Delaware. The invalidity of any provision of this Pledge Agreement shall not affect the validity of any other provision. This Pledge Agreement may not be amended or modified nor may any of the Pledged Collateral be released, except in a writing signed by the Borrower and the Lender.

SECTION 14. PERSONS BOUND. This Pledge Agreement shall be binding upon the Borrower and the Lender and their respective heirs, administrators, successors and assigns, and shall inure to the benefit of and be enforceable by the Borrower and the Lender, their respective heirs, administrators, successors and assigns.

SECTION 15. HEADINGS. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Pledge Agreement.

SECTION 16. ENFORCEMENT. The Borrower (a) hereby irrevocably submits to the jurisdiction of the state courts of the Charleston, South Carolina, and to the jurisdiction of the United States District Court for the District of South Carolina, for the purpose of any suit, action or other proceeding arising out of or based upon this Pledge Agreement or the subject matter hereof brought by the Lender or its successors or assigns and (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that the Borrower is not subject personally to the jurisdiction of the above-named courts, that the Borrower’s property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Pledge Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such Ohio state or federal court. The Borrower hereby consents to service of process by certified or registered mail at the address to which notices are to be given. The Borrower agrees that the Borrower’s submission to jurisdiction and his consent to service of process by mail are made for the express benefit of the Lender. Final judgment against the Borrower in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that the Lender may at its option bring suit, or institute other judicial proceedings, against the Borrower in any state or federal court of the United States or of any country or place where the Borrower may be found.

SECTION 17. PRONOUNS. Any pronoun used herein shall be construed in the person, number and gender which is appropriate in the context.

SECTION 18. COUNTERPARTS. This Pledge Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Pledge Agreement to be executed and delivered on the date first above written intending to be legally bound hereby.

LENDER:	BORROWER:

RHINO RESOURCE PARTNERS, LP, a Delaware limited partnership	ROYAL ENERGY RESOURCES, INC., a Delaware corporation

By: Rhino GP, LLC, its general partner

By:	By:
Title:	Title:

Exhibit “C”

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made this ________day of March, 2016, by Rhino Resource Partners, LP, a Delaware limited partnership (the “Company”) and Royal Energy Resources, Inc., a Delaware corporation (the “Purchaser”).

1. Registration Rights.

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

(a)	“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(b)	“Common Units” shall mean the common units of the Company.

(c)	The terms “Register,” “Registered” and “Registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

(d)	“Registrable Units” shall mean the Units.

(e)	“Registration Expenses” shall mean all expenses incurred by the Company in complying with Section 2, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such Registration and the reasonable fees and disbursements of counsel for the Selling Unitholders, as selling shareholders.

(f)	“Registration Statement” shall mean Form S-1 or Form S-3, whichever is applicable, in the form promulgated by the Commission or any substantially similar or successor form then in effect.

(g)	“Restriction Termination Date” shall mean, with respect to any Registrable Units, the earliest of (i) the date that such Registrable Units shall have been Registered and sold or otherwise disposed of in accordance with the intended method of distribution by the seller or sellers thereof set forth in the Registration Statement covering such securities or transferred in compliance with Rule 144 or another available exemption, and (ii) the date that an opinion of counsel to the Company containing reasonable assumptions (which opinion shall be subject to the reasonable approval of counsel to any affected Purchaser) shall have been rendered to the effect that any restrictive legend placed upon the Registrable Units under the Securities Act can be properly removed and such legend shall have been removed.

(i)	“Rule 144” shall mean Rule 144 promulgated by the Commission pursuant to the Securities Act and any successor rules thereto.

(j)	“Securities Act” shall mean the Securities Act of 1933, as amended.

(k)	“Securities Purchase Agreement” means the Securities Purchase Agreement entered into between the Purchaser and the Company and to which this Registration Rights Agreement is attached as Exhibit “C.”

(l)	“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Units pursuant to this Agreement.

(m)	“Selling Unitholder” shall mean a holder of Registrable Units.

(n)	“Units” shall mean the Common Units issuable or issued to the Purchaser pursuant to the Securities Purchase Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Unit Purchase Agreement.

1.2 Piggyback Registration

(a)	Each time that the Company proposes to Register a public offering of its Common Units (including an offering of Common Units issuable upon conversion or exercise of other securities), the Company shall promptly give written notice of such proposed Registration to all holder of Registrable Units, which shall offer such holders the right to request inclusion of any Registrable Units in the proposed Registration.

(b)	Each holder of Registrable Units shall have ten (10) days or such longer period as shall be set forth in the notice from the receipt of such notice to deliver to the Company a written request specifying the number of shares of Registrable Units such holder intends to sell and the holder’s intended plan of disposition.

(c)	Upon receipt of a written request pursuant to Section 1.2 (b), the Company shall promptly use its best efforts to cause all such Registrable Units to be Registered, to the extent required to permit sale or disposition as set forth in the written request.

1.3 Preparation and Filing.

If and whenever the Company is under an obligation pursuant to the provisions of Section 1.2 to include the Registration of any Registrable Units, the Company shall:

(a)	prepare and file with the Commission a Registration Statement with respect to such Registrable Units and use its best efforts to cause such Registration Statement to become and remain effective in accordance with Section 1.3(b) hereof, keeping each Selling Unitholder advised as to the initiation, progress and completion of the Registration;

(b)	prepare and file with the Commission such amendments and supplements to such Registration Statements and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for nine months and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Units covered by such registration statement;

(c)	furnish to the Selling Unitholder such number of copies of any summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Selling Unitholder may reasonably request in order to facilitate the public sale or other disposition of such Registrable Units;

(d)	at any time when a prospectus covered by such Registration Statement is required to be delivered under the Securities Act within the appropriate period mentioned in Section 2.3 (b) hereof, notify each Selling Unitholder of the happening of any event as a result of which the prospectus included in such Registration, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, if prepared by the Company, furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading in the light of the circumstances then existing.

1.4 Expenses.

The Company shall pay all Registration Expenses incurred by the Company in complying with this Section 2; provided however that all underwriting discounts and selling commissions applicable to the Registrable Units covered by registrations shall be borne by the seller thereof.

1.5 Information Furnished by Purchaser.

It shall be a condition precedent to the Company’s obligations under this Agreement as to the Selling Unitholder that such Selling Unitholder furnish to the Company in writing such information regarding such Selling Unitholder and the distribution proposed by such Selling Unitholder as the Company may reasonably request.

1.6 Indemnification.

1.6.1 Company’s Indemnification of Purchasers.

The Company shall indemnify the Selling Unitholder, each of its officers, directors and constituent partners, and each person controlling such Selling Unitholder, and each underwriter thereof, if any, and each of its officers, directors, constituent partners, and each person who controls such underwriter, against all claims, losses, damages or liabilities (or actions in respect thereof) suffered or incurred by any of them, to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or any related Registration Statement incident to any such Registration, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to actions or inaction required of the Company in connection with any such Registration; and the Company will reimburse such Selling Unitholder, each such underwriter, each of their officers, directors and constituent partners and each person who controls such Selling Unitholder or underwriter, for any legal and any other expenses as reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided however, that the indemnity contained in this Section 1.6.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by such Selling Unitholder, underwriter, controlling person or other indemnified person and stated to be for use in connection with the offering of securities of the Company.

1.6.2 Selling Unitholder’s Indemnification of Company.

The Selling Unitholder shall indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company’s Registrable Units covered by a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) suffered or incurred by any of them and arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in such Registration Statement or related prospectus, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Selling Unitholder of any rule or regulation promulgated under the Securities Act applicable to such Selling Unitholder and relating to actions or inaction required of such Selling Unitholder in connection with the Registration of the Registrable Units pursuant to such Registration Statement; and will reimburse the Company, such directors, officers, partners, persons, underwriters and controlling persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; such indemnification and reimbursement shall be to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement or prospectus in reliance upon and in conformity with written information furnished to the Company by such Selling Unitholder and stated to be specifically for use in connection with the offering of Registrable Units. Anything in the foregoing to the contrary notwithstanding, in no event shall the aggregate obligations of a Selling Unitholder under this Section 1.6.2 to all parties that may be entitled to indemnification hereunder exceed the amount of proceeds received by such Selling Unitholder in connection with such offering of Registrable Units.

1.6.3 Indemnification Procedure.

Promptly after receipt by an indemnified party under this Section 1.6 of notice of the commencement of any action which may give rise to a claim for indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 1.6, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim, and shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, the parties entitled to indemnification shall have the, right to employ, separate counsel (reasonably satisfactory to the indemnifying party) to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified parties unless the named parties to such action or proceedings include both the indemnifying party and the indemnified parties and the indemnifying party or such indemnified parties shall have been advised by counsel that there are one or more legal defenses available to the indemnified parties which are different from or additional to those available to the indemnifying party (in which case, if the indemnified parties notify the indemnifying party in writing that they elect to employ separate counsel at the reasonable expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified parties, it being understood, however, that the indemnifying party shall not, in connection with any such action or proceeding or separate or substantially similar or related action or proceeding in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate counsel at any time for all indemnified parties, which counsel shall be designated in writing by the Purchasers of a majority of the Registrable Units).

1.6.4 Contribution.

If the indemnification provided for in this Section 1.6 from an indemnifying party is unavailable to an indemnified party hereunder in respect to any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party and the parties’ relative intent, knowledge, access to information supplied by such indemnifying party or indemnified party and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action, suit, proceeding or claim.

2. Covenants of the Company.

The Company agrees to:

(a)	Notify the holders of Registrable Units included in a Registration Statement of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

(b)	Take all other reasonable actions necessary to facilitate disposition of the Registrable Units by the holders thereof pursuant to the Registration Statement.

(c)	Prior to the filing of the Registration Statement or any amendment thereto (whether pre-effective or post-effective), and prior to the filing of any prospectus or prospectus supplement related thereto, the Company will provide the Selling Unitholder with copies of all pages thereto, if any, which reference such Selling Unitholder.

3. Miscellaneous.

(a)	Notices required or permitted to be given hereunder shall be given in accordance with the notice provision of the Securities Purchase Agreement.

(b)	Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, will not operate as a waiver thereof. No waiver will be effective unless and until it is in writing and signed by the party giving the waiver.

(c)	This Agreement shall be governed and construed in all respects in accordance with the laws of the State of Delaware. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

(d)	This Agreement may not be assigned by the Purchaser unless notice of the assignment is provided to the Company, and the Company consents to the assignment thereof, which the Company will in all cases provide if the assignment is to an affiliate of the Purchaser or there is no change in beneficial holder.

(e)	This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by the parties hereto.

(f)	This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same Agreement.

IN WITNESS WHEREOF, the Company has executed this Agreement for the benefit of the Purchasers by its duly authorized officer as of the date first above written.

Rhino Resource Partners, LP

By: Rhino GP, LLC, its general partner

Name:	Joseph Funk
Title:	Chief Executive Officer

Royal Energy Resources, Inc.

Name:	William L. Tuorto
Title:	Chief Executive Officer